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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 19, 2003



                                  PEMSTAR INC.
                                  ------------
             (Exact name of registrant as specified in its charter)


           Minnesota                      0-31223                41-1771227
--------------------------------------------------------------------------------
 (State or other jurisdiction    (Commission file number)     (I.R.S. Employer
       of incorporation)                                     Identification No.)



             3535 Technology Drive N.W., Rochester, Minnesota 55901
             ------------------------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (507) 288-6720
                                                           --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

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Item 5. Other Events

On August 19, 2003, PEMSTAR Inc. (the "Company") entered into an Underwriting Agreement with Needham & Company, Inc. and U.S. Bancorp Piper Jaffray Inc. for the sale of 6,500,000 shares of the Company's common stock at an offering price to the public of $2.90 per share. The underwriters have been granted a 30-day option to purchase up to an additional 975,000 shares of the Company's common stock. The shares are registered under the Company's shelf registration statement (Registration No. 333-75284) and the offering is being made pursuant to a prospectus dated January 4, 2002 and the accompanying prospectus supplement dated August 19, 2003. Subject to customary closing conditions, the Company will receive proceeds of approximately $17.5 million, net of fees and other expenses related to the transaction.

The Underwriting Agreement is attached as Exhibit 1.1 to this report and is incorporated herein by reference. This summary of the provisions of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the agreement. The press release dated August 20, 2003 announcing the pricing of the transaction is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

(c) Exhibits:

      1.1 Underwriting Agreement, dated as of August 19, 2003, by and among Pemstar Inc., Needham & Company, Inc. and U.S. Bancorp Piper Jaffray Inc.

      99.1 Press Release, dated August 20, 2003, of PEMSTAR Inc.


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

August 20, 2003                 PEMSTAR INC.



                               By: /s/ Larry R. Degen
                                   ---------------------------------------------
                                   Larry R. Degen, Vice President, Principal
                                   Accounting Officer

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                                  EXHIBIT INDEX

EXHIBIT      DESCRIPTION OF EXHIBIT

  1.1 Underwriting Agreement, dated as of August 19, 2003, by and among Pemstar Inc., Needham & Company, Inc. and U.S. Bancorp Piper Jaffray, Inc.

 99.1        Press Release, dated August 20, 2003, of PEMSTAR Inc.

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